Exhibit 99.2 Certification of Chief Financial Officer

Pursuant to 18 U.S.C. 1350, the undersigned officer of The National Security Group, Inc.(the Company), hereby certifies, to such officers knowledge, that the Companys Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 11/11/2002                         /S/ Brian R. McLeod
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                                           Brian R. McLeod
                                           Chief Financial Officer